PEPCO HOLDINGS, INC. RETIREMENT SAVINGS PLAN

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-131371) pertaining to Pepco Holdings, Inc. Retirement Savings Plan of our report dated June 28, 2011, with respect to the financial statements and supplemental schedules of the Pepco Holdings Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Mitchell & Titus LLP

Washington, DC

June 28, 2011